UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 6, 2003

Tredegar Corporation
(Exact Name of Registrant as Specified in its Charter)

Virginia	1-10258	54-1497771
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification No.)

1100 Boulders Parkway Richmond, Virginia	23225
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (804) 330-1000

Item 2.        Acquisition or Disposition of Assets.

             On March 6, 2003, Tredegar Investments, Inc., Tredegar Corporation’s ("Tredegar") venture capital investment subsidiary (“Tredegar Investments”), reached a definitive agreement to sell substantially all of its portfolio of private equity partnership interests to GS Vintage Funds II, which are investment partnerships managed by Goldman Sachs Asset Management’s Private Equity Group. On the same date, Tredegar Investments also agreed to sell in a separate transaction to W Capital Partners, an independent private equity manager, the subsidiary funds that hold substantially all of Tredegar Investments’ direct venture capital investments.

             Assuming completion of all closings under both transactions, Tredegar expects to receive a total of approximately $75 million in cash after taxes. This amount includes a tax refund of approximately $50 million expected in mid-2004 from the carry-back of 2003 capital losses generated by these sales against gains realized in 2000 by Tredegar Investments.

             The sale to W Capital Partners of the funds that hold the direct investments occurred on March 7, 2003, representing approximately $40 million in sales proceeds and recoverable income taxes.

             Tredegar expects that the sale of the private equity fund interests will occur in a series of closings and will produce approximately $35 million in sale proceeds and recoverable income taxes. The sale of these fund interests also involves the assumption by the buyer of Tredegar Investments’ obligations to make additional capital contributions to those funds in the future. If the initial closing in this transaction does not occur by April 10, 2003, the sale agreement can be terminated.

             The agreements governing these transactions contain customary contingent indemnification provisions that Tredegar does not believe will have a material adverse effect on its financial position or results of operations.

             The transactions are expected to result in a first-quarter charge of $49 million after taxes ($1.28 per share).

Item 7.        Financial Statements and Exhibits.

(a)        Financial statements of business acquired.

             Not applicable.

(b)        Pro forma financial information.

             The unaudited pro forma financial information with respect to the disposition required by Item 7 of Form 8-K is included on pages 3 through 7.

(c)        Exhibits.

             Not applicable.

Tredegar Corporation Pro Forma Statement of Income For the Year Ended December 31, 2002 (In Thousands, Except Per-Share Amounts) (Unaudited)

	Tredegar Historical	Pro Forma Adjustments		Tredegar Pro Forma
Revenues:
Gross sales	$753,724	$—		$753,724
Freight	(16,319)	—		(16,319)

Net sales	737,405	—		737,405
Other income (expense), net	(60,154)	60,690	(1)	536

Total	677,251	60,690		737,941

Costs and expenses:
Cost of goods sold	582,658	—		582,658
Selling, general and administrative	57,846	(5,604	)(1)	52,242
Research and development	20,346	—		20,346
Amortization of intangibles	100	—		100
Interest	9,352	—		9,352
Unusual items	(2,263)	—		(2,263)

Total	668,039	(5,604)		662,435

Income from continuing operations
before income taxes	9,212	66,294		75,506
Income taxes	3,015	23,866	(1)	26,881

Income from continuing operations	$6,197	$42,428		$48,625

Earnings per share:
Basic	$.16			$1.27
Diluted	$.16			$1.25
Shares used to compute earnings per share:
Basic	38,268			38,268
Diluted	38,869			38,869

See accompanying notes to pro forma financial statements. 3

Tredegar Corporation Pro Forma Statement of Income For the Year Ended December 31, 2001 (In Thousands, Except Per-Share Amounts) (Unaudited)

	Tredegar Historical	Pro Forma Adjustments		Tredegar Pro Forma
Revenues:
Gross sales	$779,157	$—		$779,157
Freight	(15,580)	—		(15,580)

Net sales	763,577	—		763,577
Other income (expense), net	(18,400)	19,641	(1)	1,241

Total	745,177	19,641		764,818

Costs and expenses:
Cost of goods sold	618,323	—		618,323
Selling, general and administrative	54,278	(6,338	)(1)	47,940
Research and development	20,305	—		20,305
Amortization of intangibles	4,914	—		4,914
Interest	12,671	—		12,671
Unusual items	15,964	—		15,964

Total	726,455	(6,338)		720,117

Income from continuing operations
before income taxes	18,722	25,979		44,701
Income taxes	4,598	9,352	(1)	13,950

Income from continuing operations	$14,124	$16,627		$30,751

Earnings per share:
Basic	$.37			$.81
Diluted	$.36			$.79
Shares used to compute earnings per share:
Basic	38,061			38,061
Diluted	38,824			38,824

See accompanying notes to pro forma financial statements. 4

Tredegar Corporation Pro Forma Statement of Income For the Year Ended December 31, 2000 (In Thousands, Except Per-Share Amounts) (Unaudited)

	Tredegar Historical	Pro Forma Adjustments		Tredegar Pro Forma
Revenues:
Gross sales	$879,475	$--		$879,475
Freight	(17,125)	—		(17,125)

Net sales	862,350	—		862,350
Other income (expense), net	138,204	(135,975	)(1)	2,229

Total	1,000,554	(135,975)		864,579

Costs and expenses:
Cost of goods sold	706,817	—		706,817
Selling, general and administrative	52,732	(5,096	)(1)	47,636
Research and development	15,305	—		15,305
Amortization of intangibles	5,025	—		5,025
Interest	17,319	—		17,319
Unusual items	23,220	(191	)(1)	23,029

Total	820,418	(5,287)		815,131

Income from continuing operations
before income taxes	180,136	(130,688)		49,448
Income taxes	65,183	(47,047	)(1)	18,136

Income (loss) from continuing operations	$114,953	$(83,641)		$31,312

Earnings per share:
Basic	$3.03			$.83
Diluted	$2.95			$.80
Shares used to compute earnings per share:
Basic	37,885			37,885
Diluted	38,908			38,908

See accompanying notes to pro forma financial statements. 5

Tredegar Corporation Pro Forma Consolidated Balance Sheet As of December 31, 2002 (In Thousands) (Unaudited)

	Tredegar Historical	Pro Forma Adjustments		Tredegar Pro Forma
Assets
Current assets:
Cash and cash equivalents	$109,928	$19,888	(2)	$129,816
Accounts and notes receivable	92,892	—		92,892
Income taxes recoverable	12,863	—		12,863
Inventories	43,969	—		43,969
Deferred income taxes	20,976	—		20,976
Prepaid expenses and other	3,962	—		3,962

Total current assets	284,590	19,888		304,478

Property, plant and equipment, at cost:
Land and land improvements	12,935	—		12,935
Buildings	75,631	—		75,631
Machinery and equipment	416,527	—		416,527

Total property, plant and equipment	505,093	—		505,093
Less accumulated depreciation	254,490	—		254,490

Net property, plant and equipment	250,603	—		250,603
Non-current assets of Therics held for sale	10,406	—		10,406
Venture capital investments	93,765	(93,765	)(4)	—
Income taxes recoverable	—	54,441	(3)	54,441
Other assets and deferred charges	66,316	3,847	(4)	70,163
Goodwill and other intangibles	132,282	—		132,282

Total assets	$837,962	$(15,589)		$822,373

Liabilities and Shareholders' Equity
Current liabilities:
Accounts payable	$35,861	$—		$35,861
Accrued expenses	42,409	—		42,409
Current portion of long-term debt	55,000	—		55,000

Total current liabilities	133,270	—		133,270
Long-term debt	204,280	—		204,280
Deferred income taxes	27,443	33,399	(3)	60,842
Other noncurrent liabilities	10,037	—		10,037

Total liabilities	375,030	33,399		408,429

Shareholders' equity:
Common stock (no par value):
Authorized 150,000,000 shares;
Issued and outstanding - 38,323,025 shares
in 2002	108,389	—		108,389
Common stock held in trust for savings restoration
plan (53,871 shares in 2002)	(1,212)	—		(1,212)
Accumulated other comprehensive income (loss):
Unrealized gain on available-for-sale securities	586	—		586
Foreign currency translation adjustment	(4,422)	—		(4,422)
Loss on derivative financial instruments	(842)	—		(842)
Minimum pension liability	(3,310)	—		(3,310)
Retained earnings	363,743	(48,988	)(2)	314,755

Total shareholders' equity	462,932	(48,988)		413,944

Total liabilities and shareholders' equity	$837,962	$(15,589)		$822,373

See accompanying notes to pro forma financial statements. 6

TREDEGAR CORPORATION

NOTES TO PRO FORMA FINANCIAL STATEMENTS (UNAUDITED)

        The unaudited pro forma financial statements of Tredegar Corporation (“Tredegar” or the “company”) included on pages 3 through 6 give effect to the disposition by Tredegar Investments, Inc. of substantially all of its private equity partnership interests and funds that hold substantially all of its direct investments (the “venture capital portfolio”). The disposition is to be accounted for as a discontinued operation. The unaudited pro forma balance sheet assumes the disposition of the venture capital portfolio on December 31, 2002. Such pro forma information is based upon the historical balance sheet data of Tredegar and the venture capital portfolio as of that date. The unaudited pro forma statement of income gives effect to the disposition of the venture capital portfolio for each of the three years ended December 31, 2002, as if the disposition occurred on January 1, 2000. The disposition requires a series of closings and the pro forma adjustments assume that all closings are completed. These unaudited pro forma financial statements should be read in conjunction with the consolidated historical financial statements and related notes included in Tredegar’s Annual Report on Form 10-K for the year ended December 31, 2002.

(1)        The results of venture capital investment activities have been removed from the pro forma income statement. The pro forma adjustment to other income (expense) represents the adjustment to eliminate net realized gains, losses and write-downs for the venture capital portfolio reflected in our consolidated statements of income. The pro forma adjustment to selling, general and administrative expenses represents operating expenses for venture capital investment activities reflected in our consolidated statements of income. These expenses consist primarily of management fees. The pro forma adjustment to income taxes was made at an effective tax rate of 36%.

        An after-tax loss of approximately $49 million on the sale of the venture capital portfolio has not been included in the pro forma statement of income but will be reflected in the statement of income when the transactions are consummated.

(2)        The pro forma balance sheet gives effect to the disposition of the venture capital portfolio for cash proceeds of approximately $20 million, net of transaction costs and cash investments made since December 31, 2002. The estimated loss on the sale of approximately $49 million, net of taxes, has been reflected in the pro forma balance sheet.

(3)        The pro forma adjustment to income taxes recoverable and deferred income taxes represents a tax refund of $54.4 million expected in mid-2004 from the carry-back of 2003 capital losses against gains generated by the venture capital portfolio in 2000. Of the $54.4 million, $33.4 million had previously been recorded as assets in deferred taxes.

(4)        The pro forma adjustment to venture capital investments represents the elimination of the assets sold. Approximately $3.8 million of investments not included in the transactions have been reclassified to "Other assets and deferred charges."

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SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TREDEGAR CORPORATION

Dated: March 20, 2003	By: /s/ D. Andrew Edwards
D. Andrew Edwards
Vice President, Finance and Treasurer

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